UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K /A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 7, 2006

HAMPTONS LUXURY HOMES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49993	11-3320705
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

PO Box 871, 367 Butter Lane, Bridgehampton, NY 11932

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code 631-537-1600

___________________________________________

(Former Name or Former Address, If Changed Since Last Report)

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management, as well as estimates and assumptions made by Registrant’s management.  When used in the Filings, the words “anticipate”, “believe”, “estimate”, “expect”, “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements.  Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.  The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

Item 1.01

Entry into a Material Definitive Agreement

On April 7, 2006, the Company entered into a Share Exchange Agreement (the “Agreement”) with Telemark, Inc. and its two shareholders, Roy Dalene and Frank Dalene (both of whom are officers and directors of the Company).  Per the terms of the Agreement, the Company will issue 25,000,000 shares of common stock to the two shareholders of Telemark, Inc. which, when issued, will constitute approximately 44% of all outstanding Company shares. Following the issuance of the 25,000,000, Roy and Frank Dalene will own approximately 79% of the issued and outstanding shares of the Company.

Item 2.01

Completion of Acquisition or Disposition of Assets

On April 7, 2006, the Company entered into the Agreement (attached as Exhibit 10.1 hereto).  The Company will issue 25,000,000 shares of common stock to the two shareholders of Telemark, Inc. and acquire all outstanding shares of Telemark, Inc., with the result that Telemark, Inc. will become a wholly-owned subsidiary of the Company.  The transaction closed on April 7, 2006.

2

Overview

Telemark, Inc. was founded in 1978 by Frank and Roy Dalene as Telemark Construction, Inc. It is a construction company based in Bridgehampton, NY. Telemark manages and constructs residential homes, renovations, historical restorations, commercial construction and also custom builds luxury estate homes. Through its subsidiaries, it provides ongoing property management, maintenance, service, building material and hardware. Telemark’s management team has more than 25 years of experience in the homebuilding industry and has successfully completed in excess of over 500 projects. Telemark’s website is www.telemarkinc.com.

Item 5.01

Changes in Control of Registration and Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

There is no change in control of the Company, except that the two Telemark, Inc. shareholders have increased their control by virtue of increasing their respective percent of ownership in the Company; i.e., the Company’s two officers and directors who each owned 10,000,000 shares of Company common stock would own 22,500,000 shares each following the transaction. Roy Dalene will continue as President, CEO and chairman of the board of directors, and Frank Dalene will continue as Vice president, secretary, treasurer, chief financial officer and director.

Item 9.01

Financial Statements and Exhibits

The audited financial statements of Telemark, Inc. together with amendments, if any, to the unaudited pro forma financial information will be filed within 71 calendar days.

Exhibits

Exhibit Number

Description

10.1

Share Exchange Agreement (incorporated herein by

reference to Exhibit 10.1 to the Company’s Current

Report on  Form 8-K filed on April 14, 2006)

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this first amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPTONS LUXURY HOMES, INC. /s/ Roy Dalene Name: Roy Dalene Title: Chief Executive Officer

Date: August 3, 2006

4

Pro Forma Results

General

The following unaudited pro forma condensed financial statements of Hamptons Luxury Homes, Inc. (“HLH") have been prepared to indicate how the financial statements of HLH might have looked if the Merger with Telemark, Inc. and transactions related to that Merger had occurred as of the beginning of each respective period presented.

The acquisition of Telemark, Inc. by HLH has been accounted for as a merger of two entities under common control for financial accounting purposes.  U.S. GAAP, or in this case SFAS No. 141, requires the use of the pooling of interest consolidation method for mergers of companies under common control. Accordingly, in 2006, we will account for the effects of the merger using the pooling of interest consolidation method .. Under that method, the assets, liabilities and shareholders’ equity items of the entities under reorganization are booked in the combined entity based on their carrying amounts, without recognizing any new positive or negative goodwill. In addition, for comparative purposes, we will be required to show the financial statements of all periods presented, including those with respect to periods prior to the merger, as if the merger had occurred at the beginning of the first period presented.

The pro forma condensed financial statements should be read in conjunction with a reading of the historical financial statements of HLH and Telemark. The pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual financial condition or results of operations had the Merger been in effect during the period presented, or of financial condition or results of operations that may be reported in the future.

The unaudited pro forma financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial condition that would have been reported had the acquisition been completed as of the beginning of the periods presented and should not be taken as indicative of the Company’s future consolidated results of operations or financial condition. Pro forma adjustments are tax-effected at the Company’s statutory tax rate.

Quarter Ended March 31, 2006

The following unaudited pro forma financial information presents the combined balance sheet of the Company and Telemark as if the acquisition had occurred as of March 31, 2006 and combined statements of operations for the three months ended March 31, 2006 and 2005 of the Company and Telemark as if the acquisition had occurred at January 1, 2005.

PRO FORMA BALANCE SHEET
March 31, 2006
(unaudited)		Proforma
	Pro Forma	Adjustments		HLH	Telemark
ASSETS
Current Assets:
Cash	$ 496,964	$		$ 85,697	$ 411,267
Accounts receivable, net	343,000			-	343,000
Inventories	25,642			-	25,642
Prepaid expenses	17,958			7,958	10,000
Total Current Assets	883,564			93,655	789,909

Property and Equipment, net	337,090			-	337,090

Other Assets	67,944			9,797	58,147

Total Assets	$ 1,288,598			$ 103,452	$1,185,146

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$ 353,905			$ -	$ 353,905
Accrued expenses	116,094			7,200	108,894
Advances from customer	11,016			11,016	-
Total Current Liabilities	481,015			18,216	462,799

Mortgage Payable	593,463			-	593,463

Total Liabilities	1,074,478			18,216	1,056,262

Stockholders' Equity:
Preferred stock
Common stock	5,856	2,500	1	3,356
Additional pad-in capital	298,261	50	2	298,211
Deferred compensation	(91,458)			(91,458)
Retained earnings	1,511	(2,500)	1	(124,873)	128,884
Total	214,170	50		85,236	128,884
Less Treasury stock	(50)	(50)	2
Total Stockholders’ Equity	214,120	0		85,236	128,884

Total Liabilities & Stockholders’ Equity	$ 1,288,598			$ 103,452	$1,185,146

Pro Forma Adjustments

(1)

To reflect the issuance of 25,000,000 shares of common stock for the acquisition of Telemark.

(2)

To record contribution of 500,000 shares at par to Treasury Stock

Pro forma balance sheet gives effect to spin-off of Telemark Construction Inc., Telemark Millwork, Inc.

and Telemark Construction, Inc as not part of acquisition.

Pro Forma Statement of Operations
Three Months Ended March 31, 2006
(unaudited)

	Consolidated	AJEs	HLH	Telemark

Revenue	$1,052,812	(52,419)	$112,720	$992,511

Operating expenses	958,289	(52,419)	89,833	920,875

Net income	$94,523		$22,887	$71,636

Reflects elimination of activity of spun-off entities, Telemark Construction Inc., Telemark Millwork, Inc. and Telemark Construction, Inc not part of acquisition.

PRO FORMA CONSOLIDATED BALANCE SHEET
December 31, 2005
(Unaudited)

	Hamptons Luxury	Telemark,	Pro forma Adjustments		Pro Forma		Divestiture Adjustments			Pro Forma
	Homes, Inc.	Inc.	Dr.	Cr.	Balances		Dr.		Cr.	Balances
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$41,560	$384,921	$-	$-	$426,481		$-		$-	$426,481
Accounts receivable	-	364,962	-	-	364,962		-		-	364,962
Inventories	-	28,232	-	-	28,232		-	1	2,590	25,642
Due from affiliate	-	66,437	-	-	66,437		-		-	66,437
Prepaid expenses and other current assets	7,958	-	-	-	7,958		-		-	7,958

Total Current Assets	49,518	844,552	-	-	894,070		-		2,590	891,480

PROPERTY AND EQUIPMENT - Net	-	317,805	-	-	317,805	1	91,186	1	91,186	317,805

OTHER ASSETS	9,797	235,048	-	-	244,845		-	1	1,500	243,345

Total Assets	$59,315	$1,397,405	$-	$-	$1,456,720		$91,186		$95,276	$1,452,630

PRO FORMA CONSOLIDATED BALANCE SHEET
December 31, 2005
(Unaudited)

	Hamptons Luxury	Telemark,	Pro forma Adjustments			Pro Forma		Divestiture Adjustments			Pro Forma
	Homes, Inc.	Inc.	Dr.			Cr.		Balances			Dr.
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$-	$38,966	$-		$-	$38,966		$-		$-	$38,966
Accounts payable	-	422,306	-		-	422,306	1	219,005		-	203,301
Accrued expenses and other current liabilities	7,200	29,865	-		-	37,065		-		-	37,065
Advances from customer	11,016	-	-		-	11,016		-		-	11,016
Distribution payable	-	300,000	-		-	300,000		-		-	300,000

Total Current Liabilities	18,216	791,137	-		-	809,353		219,005		-	590,348

LONG-TERM DEBT, net of current portion	-	564,012	-		-	564,012		-		-	564,012

Total Liabilities	18,216	1,355,149	-		-	1,373,365		219,005		-	1,154,360

STOCKHOLDERS' EQUITY:
Common stock ($.0001 Par Value;
200,000,000 Shares Authorized; 58,560,000 shares
issued and outstanding) - Pro forma	3,356	200	200	1	2,500	5,856		-		-	5,856
Additional paid-in capital	298,211	-	2,300	2	50	295,961		-		-	295,961
Deferred compensation	(112,708)	-	-		-	(112,708)		-		-	(112,708)
(Accumulated deficit) Retained Earnings	(147,760)	42,056	-		-	(105,704)		-	1	214,915	109,211
Treasury stock, 500,000 shares at $.0001 per share	-	-	50		-	(50)		-		-	(50)

Total Stockholders' Equity	41,099	42,256	2,550		2,550	83,355		-		214,915	298,270

Total Liabilities and Stockholders' Equity	$59,315	$1,397,405	$2,550		$2,550	$1,456,720		$219,005		$214,915	$1,452,630

Pro Forma Adjustments

(1)

To reflect the issuance of 25,000,000 shares of common stock for the acquisition of Telemark.

(2)

To record contribution of 500,000 shares at par to Treasury Stock

Divestiture Adjustment

(1)

 To record spin-off of Telemark Construction Inc., Telemark Millwork, Inc.

  and   Telemark Construction, Inc as not part of acquisition.

HAMPTON LUXURY HOMES AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (RESTATED)
December 31, 2005
(Unaudited)

	Hamptons Luxury	Telemark,	Pro forma Adjustments		Pro Forma	Divestiture Adjustments			Pro Forma
	Homes, Inc.	Inc.	Dr.	Cr.	Balances	Dr.		Cr.	Balances

NET REVENUES	$169,227	$8,146,479	$-	$-	$8,315,706	$-		$-	$8,315,706

CONTRACT COSTS	-	5,503,823	-	-	5,503,823	-		-	5,503,823

GROSS PROFIT	169,227	2,642,656	-	-	2,811,883	-		-	2,811,883

GENERAL AND ADMINISTRATIVE	302,908	964,081	-	-	1,266,989	-	1	13,434	1,253,555

Total Operating Expenses	302,908	964,081	-	-	1,266,989	-		13,434	1,253,555

INCOME (LOSS) FROM OPERATIONS	(133,681)	1,678,575	-	-	1,544,894	-		13,434	1,558,328

OTHER INCOME (EXPENSE):
Gain on disposal of asset	-	3,610	-	-	3,610	-		-	3,610
Interest income	-	5,916	-	-	5,916	-		-	5,916
Loss from joint venture	-	(20,369)	-	-	(20,369)	-		-	(20,369)
Interest expense	-	(49,558)	-	-	(49,558)	-		-	(49,558)
Rental income	-	43,750	-	-	43,750	-		-	43,750

Total Other Expense	-	(16,651)	-	-	(16,651)	-		-	(16,651)

NET INCOME	$(133,681)	$1,661,924	$-	$-	$1528,243	$-		$13,434	$1,541,677

EARNINGS PER SHARE	*	$8,309.62	$-	$-	$0.03	$-		$-	$0.03

Weighted average number of shares used in
calculation of earnings per share	32,351,945	200	500,200	25,000,000	56,851,945	-		-	56,851,945

* Less than $.01 per share

Divestiture Adjustment

(1) To eliminate activity of spun-off entities, Telemark Construction Inc., Telemark Millwork, Inc. and Telemark Construction, Inc as not part of acquisition.